EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of HFS Incorporated on Form S-8 of our report dated March 31, 1997, appearing in the Annual Report on Form 10-K of HFS Incorporated for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
April 16, 1997